UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2011

Commission File Number: 333-146744

CAPSALUS CORP.
(Exact Name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2675 Paces Ferry Road Suite 100
Atlanta, GA 30339
(Address of principal executive offices)

888-400-7179
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Section 1-Registrant’s Business and Operation

 Item 1.01   Entry into a Material Definitive Agreement

On October 13, 2011, Capsalus Corp. (“Capsalus”) entered into the following agreements;

1. Stock Purchase Agreement between Capsalus and GeneLink, Inc., a Pennsylvania corporation  (“GeneLink”).  Subject to the terms and conditions of this agreement, Capsalus has agreed to purchase all of the issued and outstanding capital stock of GeneWize (“Shares”), from its parent, GeneLink, for $500,000 plus an earn-out.  The earn-out is the greater of (a) $25,000 per month or (b) 15% of the gross revenues generated by GeneWize during the preceding month. The earn-out shall be paid to GeneLink beginning the second month following the Closing Date and ending 60 months thereafter. The total consideration to be paid by Capsalus for the Shares shall not exceed an aggregate of $5,000,000 including the $500.000 and the earn-out. The closing is subject to approval by the shareholders of GeneLink.

2. Interim Management Agreement between Capsalus and GeneLink and GeneWize Life Sciences, Inc., a Delaware corporation and wholly-owned subsidiary of GeneLink (“GeneWize”).  Between the execution of this agreement and the close of the Stock Purchase Agreement (the “Interim Period”), Capsalus shall, subject to certain rights of GeneLink, assume all management responsibilities and control of all assets and liabilities of GeneWize and its business. During this Interim Period Capsalus shall receive as compensation for its management services all profits earned by GeneWize beginning October 1, 2011 and ending  with the closing of the Stock Purchase Agreement

Simultaneously with the signing of the Stock Purchase Agreement and the Interim Management Agreement, a License and Distribution Agreement (“LDA”) was entered into between GeneLink and Gene Elite LLC., a Delaware limited liability company (“Gene Elite”).  The managing director and a principal membership holder in Gene Elite is a director and major shareholder of Capsalus and therefore may be considered an “affiliate” of Capsalus. Under the LDA, both Capsalus and GeneWize are listed as approved sub-distributors to market the GeneLink Nutritional System and the GeneLink Skin Care System for the direct sales and multi level marketing industries. The closing of the LDA is subject to, among other conditions, the approval of the GeneLink shareholders of the sale of GeneWize to Capsalus (see Stock Purchase Agreement above) and to the payment of $1,000,000 by Gene Elite to GeneLink, of which $500,000 shall be credited to Capsalus’ $500,000 obligation pursuant to its Stock Purchase Agreement with GeneLink.

In view of the various contingency conditions to closing of both the Stock Purchase Agreement and the LDA, there is no assurance that either agreement will be completed and if completed whether Capsalus will be successful in selling the GeneLink products and systems.

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure

On October 14, 2011, Capsalus issued a press release related to the signing of a Securities Purchase Agreement with Genelink, Inc., to acquire all off the issued and outstanding capital stock of GeneWize Life Sciences, Inc., a wholly owned direct selling subsidiary of GeneLink, Inc.  A copy of the news release is attached as Exhibit 99.1 hereto and incorporated herein by reference. This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

 Item 9.01 Financial Statements and Exhibits.

(2)	Exhibits.

10.1 Stock Purchase Agreement dated October 13, 2011 between Capsalus and GeneLink, Inc.
10.2 Interim Mgmt. Agrmt., dated Oct. 13, 2011, between Capsalus, GeneLink, Inc. and GeneWize Life Sciences, Inc.
99.1 Press Release dated October 14, 2011.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CAPSALUS CORP. (Registrant)
Date: October 19, 2011	By:	/s/ Steven M. Grubner
Steven M. Grubner, Interim Chief Executive Officer